Exhibit 5.1

21 Platform Way South, Suite 3500

Nashville, TN 37203

(615) 742-6200

August 27, 2025

Addus HomeCare Corporation

6303 Cowboys Way, Suite 600

Frisco, Texas 75034

Re:         Shelf Registration Statement on Form S-3 of Addus HomeCare Corporation

Ladies and Gentlemen:

We have acted as counsel to Addus HomeCare Corporation, a Delaware corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3ASR (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on August 27, 2025, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), that is automatically effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder. The Company has requested that we render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as may be supplemented by various Prospectus Supplements, will provide for the registration by the Company of (i) an indeterminate amount of shares of common stock, par value $0.001 per share (the “Common Stock”), (ii) an indeterminate amount of shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock and Preferred Stock or any combination of such securities (the “Warrants”), and (iv) units consisting of Common Stock, Preferred Stock and/or Warrants in any combination (the “Units” and, collectively with the Common Stock, Preferred Stock and Warrants, the “Securities”). The Registration Statement also relates to the proposed sale by the selling stockholders to be identified in the applicable Prospectus Supplement (the “Selling Stockholders”), from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the Prospectus and any Prospectus Supplement, of shares of Common Stock (the “Secondary Common Stock”).

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and have relied upon, a certificate of an officer of the Company with respect to certain factual matters.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the legal capacities of all natural persons.

August 27, 2025

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that: (a) upon adoption by the Board of Directors of the Company (the “Board”) of a resolution in form and content as required by applicable law authorizing the issuance and sale of the Securities, (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become, and at such time remain, effective under the Securities Act, (c) assuming that any applicable definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company or the Selling Stockholders, as applicable, and the other parties thereto, (d) assuming that upon the issuance of such Securities the total number of issued and outstanding shares of capital stock of the Company will not exceed the total number of shares of such capital stock that the Company is then authorized to issue under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and (e) assuming that the Securities comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then upon issuance and delivery of and payment for such Securities or shares of Secondary Common Stock, as applicable, in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution:

1.         Any shares of Common Stock, when the shares of Common Stock have been delivered to and paid for by the purchasers thereof (and such consideration per share is not less than the par value per share of the Common Stock), will be validly issued, fully paid and non-assessable.

2.         Any shares of Preferred Stock, when (i) the terms of the shares of the Preferred Stock and of their issuance and sale have been duly established and authorized and the appropriate certificate of amendment to the Certificate of Incorporation relating to such class or series of Preferred Stock have been duly approved by the Board and have been filed with and accepted for record by the Secretary of State of Delaware, and (ii) certificates in the form required under Delaware corporate law representing the shares of Preferred Stock have been duly executed and countersigned, and delivered to and paid for by the purchasers thereof (and such consideration per share is not less than the par value per share of the Preferred Stock), will be validly issued, fully paid and non-assessable.

3.         Any Warrants, when (i) the terms of the Warrants have been duly established and authorized in conformity with the applicable warrant agreement and the Certificate of Incorporation and bylaws, and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iii) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor, and (iv) the Company has received the consideration therefor, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

4.         With respect to the Units, when (i) the unit agreement relating to the Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) the Units have been executed, countersigned and delivered in accordance with the applicable unit agreement against payment therefor, (iii) the Units, as executed and delivered, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and (iv) the Company has received the consideration therefor, the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

5.         In addition, based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the shares of Secondary Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

August 27, 2025

The opinions set forth in paragraphs 3 and 4 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

Our opinions expressed herein are limited to the laws of the State of Delaware and the federal laws of the United States of America. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Bass, Berry & Sims PLC